UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 16, 2008
EZCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 CAPITAL PARKWAY
AUSTIN, TEXAS	78746
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This amended current report on Form 8-K/A is being filed to correct a date reference in the initial Form 8-K and to attach a voting agreement, attached hereto as Exhibit 10.3, related to the merger agreement. In the initial filing, the disclosure under Item 1.01 referenced an incorrect expected closing date of the merger of September 22, 2008 or as soon as possible thereafter. As noted in this amendment and the attached press release in Exhibit 10.1, the merger is expected to close by December 31, 2008.
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 16, 2008, EZCORP, Inc. announced that it entered a definitive merger agreement to acquire 100% of the equity ownership of Value Financial Services, Inc. The transaction is expected to close by December 31, 2008. A copy of the press release and related merger agreement and voting agreement are attached hereto as Exhibits 10.1, 10.2, and 10.3.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
10.1	Press release dated September 16, 2008 announcing merger agreement with Value Financial Services, Inc.

10.2	Merger agreement with Value Financial Services, Inc.

10.3	Voting agreement related to the Value Financial Services, Inc. merger agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC. (Registrant)
Date: September 18, 2008	By:	/s/ Daniel N. Tonissen
(Signature)
Senior Vice President, Chief Financial Officer, and Director

EXHIBIT INDEX
10.1	Press release dated September 16, 2008 announcing merger agreement with Value Financial Services, Inc.

10.2	Merger agreement with Value Financial Services, Inc.

10.3	Voting agreement related to the Value Financial Services, Inc. merger agreement.